UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

LSC Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	Commission File Number: 001-37729	36-4829580
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1400, Chicago IL 60606		(773) 272-9200
(Address of Principal Executive Offices)		(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

LSC Communications, Inc. (“LSC Communications” or the "Company") is filing this Current Report on Form 8-K ("Current Report") to recast certain financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 10-K"), which was filed with the Securities and Exchange Commission (the "SEC") on February 22, 2018, to reflect the Company’s new reportable segments and reporting units beginning with the third quarter of 2018 and the retrospective application of certain accounting standard updates that were adopted by the Company during the first quarter of 2018.

As previously disclosed, during the third quarter of 2018, the Company realigned the reportable segments and reporting units to reflect its evolution since its separation from R. R. Donnelley & Sons Company in 2016, as well as changes from recent acquisition and disposal activity.

The Company also adopted certain accounting standard updates that require retrospective application effective January 1, 2018. The Company adopted Accounting Standards Update 2017-07, “Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” ("ASU 2017-07") and ASU 2016-18 “Statement of Cash Flows (Topic 230): Restricted Cash (A Consensus of the FASB Emerging Issues Task Force" ("ASU 2016-18").

ASU 2017-07 is intended to improve the presentation of net periodic pension cost and net periodic post-retirement benefit cost in an entity's financial statements by requiring entities to disaggregate the service cost component from other components of net benefit cost and present it with other employee compensation costs.  All other components of net benefit cost will need to be presented elsewhere on the income statement outside of income from operations. The presentation aspect of ASU 2017-07 must be applied retrospectively and the capitalization requirement prospectively. The Company has presented the elements of net periodic benefit costs in the accompanying consolidated and combined statements of operations in accordance with ASU 2017-07.

ASU 2016-18 requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows.  The standard does not provide a definition of restricted cash or restricted cash equivalents.  The standard requires a retrospective transition method to be applied to each period presented. This update was applied retrospectively in the accompanying consolidated and combined statements of cash flows.

The information included in Exhibit 99.1 to this Current Report is presented in connection with the reporting changes described above and does not otherwise amend or restate the Company's audited consolidated financial statements that were included in its 2017 10-K. This Current Report does not reflect events occurring after the Company filed the 2017 10-K and does not modify or update the disclosures therein in any way, other than to reflect the reporting changes described above. Therefore, Exhibit 99.1 to this Current Report should be read in conjunction with the Company's other filings made with the SEC, including, and subsequent to the date of, the 2017 10-K.

The Company has revised the following portions of the 2017 10-K to reflect the retrospective revisions that have been made as a result of the reporting changes described above:

•	Item 1, Business
•	Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Item 15, Exhibits, Financial Statements and Unaudited Interim Financial Information

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP (filed herewith)

99.1	Updates to the Annual Report on Form 10-K for the year ended December 31, 2017 (filed herewith):
Part I, Item 1 Business
Part II, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part IV, Item 15 Exhibits, Financial Statement Schedules and Unaudited Interim Financial Information

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PREXBRL	Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC COMMUNICATIONS, INC.

By:	/ S / Andrew B. Coxhead
Andrew B. Coxhead Chief Financial Officer (Principal Financial Officer)

Dated: December 11, 2018